UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2005

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

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ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 7, 2005, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended December 31, 2004.

ITEM 7.01	REGULATION FD DISCLOSURE

On March 7, 2005, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended December 31, 2004.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated March 7, 2005, of Salem Communications Corporation regarding its results of operations for the quarter ending December 31, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: March 7, 2005
By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President of Accounting and Corporate Controller

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 7, 2005, of Salem Communications Corporation regarding its results of operations for the quarter ending December 31, 2004.

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SALEM COMMUNICATIONS ANNOUNCES STRONG FOURTH QUARTER 2004 RESULTS

Fourth Quarter Same Station Revenue and Same Station Operating Income

Increase 9.2% and 15.0%, Respectively

CAMARILLO, CA March 7, 2005 – Salem Communications Corporation (Nasdaq: SALM), the leading radio broadcaster focused on Christian and family themes programming, today announced results for the fourth quarter and full year ended December 31, 2004.

Commenting on these results, Edward G. Atsinger III, President and CEO said, “Our fourth quarter 2004 same station net broadcasting revenue and station operating income growth of 9.2% and 15.0%, respectively, will once again, significantly exceed the performance of the overall radio industry. This strong performance is fueled by growth at our start-up and developing stations, particularly at our News Talk stations, which achieved a 16.8% increase in same station net broadcasting revenue.”

Mr. Atsinger continued, “The progress made in the News Talk segment of our business has further expanded our potential for future growth in 2005 and beyond. In 2004, we invested in new national programming talent with the addition of Bill Bennett, additional local news, traffic and weather content as well as in significant marketing and promotion of our News Talk stations. These investments resulted in an increase in same station listenership of more than 30% from 2003 to 2004.”

Fourth Quarter 2004 Results

For the quarter ended December 31, 2004, net broadcasting revenue increased 7.8% to $49.3 million from $45.8 million for the same period last year. The company reported operating income of $10.7 million for the quarter, compared with operating income of $10.0 million for the comparable period in 2003. Operating income for the fourth quarter of 2004 includes $0.7 million of costs associated with the abandonment of an AM license upgrade project. Operating income for the fourth quarter of 2003 includes a loss on disposal of assets of $0.5 million. The company reported net income of $3.7 million for the fourth quarter of 2004, or $0.14 per diluted share, compared with net income of $2.1 million, or $0.09 per diluted share, for the same period last year. Net income for the fourth quarter of 2004 includes $0.5 million (net of tax), or $0.02 per share, of costs associated with the abandonment of an AM license upgrade project. Net income for the fourth quarter of 2003 includes a loss (net of tax) on disposal of assets of $0.3 million, or $0.01 per share.

Station operating income (“SOI”) increased 6.0% to $18.8 million for the fourth quarter of 2004 from $17.8 million in the corresponding period last year. SOI margin decreased to 38.2% in the fourth quarter of 2004 from 38.8% in the fourth quarter of 2003, primarily as a result of start-up costs associated with recently-acquired radio stations as well as increased marketing and promotional expense.

On a same station basis, net broadcasting revenue increased 9.2% to $43.3 million and SOI increased 15.0% to $17.9 million for the fourth quarter of 2004 as compared to the fourth quarter of 2003. Same station results have been favorably impacted by net broadcasting revenue and SOI growth from the company’s News Talk and Contemporary Christian Music radio stations. Same station SOI margin increased to 41.3% in the fourth quarter of 2004 from 39.3% in the fourth quarter of 2003.

EBITDA increased to $13.6 million in the fourth quarter of 2004 from $13.0 million in the fourth quarter of 2003. EBITDA for the fourth quarter of 2004 includes $0.7 million of costs associated with the abandonment of an AM license upgrade project. EBITDA for the fourth quarter of 2003 includes a $0.5 million loss on disposal of assets. Excluding these items, Adjusted EBITDA increased 6.7% to $14.3 million for the fourth quarter of 2004 from $13.4 million in the corresponding 2003 period.

Per share numbers for the fourth quarter results are calculated based on 26,339,542 weighted average diluted shares for the quarter ended December 31, 2004, and 23,603,556 weighted average diluted shares for the comparable 2003 period.

SOI Margin Composition Analysis

The following presentation of the company’s radio station portfolio, which is for analytical purposes only, separates each station into one of four categories based upon fourth quarter performance. The company believes this analysis is helpful in assessing the portfolio’s financial and operational development.

Three Months Ended December 31,

(Net Broadcasting Revenue and SOI in millions)

	2003				2004
				Average				Average
SOI Margin %	Stations	Revenue	SOI	SOI %	Stations	Revenue	SOI	SOI %
50% or greater	18	$17.0	10.4	61.3%	18	15.2	9.2	60.7%
30 to 49%	36	15.9	6.0	37.6%	34	20.9	8.9	42.5%
0 to 29%	33	8.7	1.2	13.4%	24	6.3	1.0	16.4%
Less than 0%	5	0.5	(0.2)	(50.8%)	26	2.7	(0.7)	(26.5%)
Subtotal	92	42.1	17.4	41.2%	102	45.1	18.4	40.8%
Other	-	3.7	0.4	11.3%	-	4.2	0.4	9.9%
Total	92	$45.8	$17.8	38.8%	102	49.3	18.8	38.2%

Full Year 2004 Results

For the twelve months ended December 31, 2004, net broadcasting revenue increased 10.0% to $187.5 million from $170.5 million for the same period last year. The company reported operating income of $38.5 million for the twelve months ended December 31, 2004, compared with operating income of $29.9 million for the same period last year. Operating income for the twelve months ended December 31, 2004 includes $0.7 million of costs associated with the abandonment of an AM license upgrade project and a loss on disposal of assets of $3.3 million. Operating income for the twelve months ended December 31, 2003 includes $2.2 million for costs associated with a denied tower site and license upgrade, $0.7 million for a write-off from the cancellation of a contemplated debt offering, and $0.2 million loss from the disposal of assets.

The company reported net income of $7.3 million, or $0.29 per diluted share, compared with a net loss of $0.7 million, or $0.03 loss per share, for the same period last year. Net income for the twelve months ended December 31, 2004 includes the following losses (net of tax):

•	$2.0 million, or $0.08 loss per share, from the disposal of assets;
•	$4.0 million, or $0.16 loss per share, from the early redemption of $55.6 million of the company’s 9.0% senior subordinated notes due 2011;
•	$0.5 million, or $0.02 loss per share, of costs associated with the abandonment of an AM license upgrade project; and
•	$0.1 million, or $0.01 loss per share, from discontinued operations.

The net loss for the twelve months ended December 31, 2003 includes the following losses (net of tax):

•	$4.0 million, or $0.17 loss per share, from the early redemption of $100 million of the company’s 9.5% senior subordinated notes due 2007;
•	$1.4 million, or $0.06 loss per share, for costs associated with a denied tower site and license upgrade;
•	$0.1 million, or $0.01 loss per share, from the disposal of assets; and
•	$0.4 million, or $0.02 loss per share, from the cancellation of a contemplated debt offering.

SOI for the twelve months ended December 31, 2004, increased 16.6% to $71.6 million from $61.4 million in the corresponding 2003 period. SOI margin increased to 38.2% for the twelve months ended December 31, 2004, from 36.0% for the same period in 2003.

On a same station basis, net broadcasting revenue increased 9.8% to $177.7 million and SOI increased 21.8% to $70.9 million for full year 2004 as compared to full year 2003.

EBITDA increased to $44.1 million for the twelve months ended December 31, 2004 from $35.4 million in the corresponding 2003 period. EBITDA for the twelve months ended December 31, 2004 includes:

•	$3.3 million loss from the disposal of assets;
•	$6.6 million loss from the early redemption of $55.6 million of the company’s 9.0% senior subordinated notes due 2011;
•	$0.7 million for costs associated with the abandonment of an AM license upgrade project; and
•	$0.1 million loss (net of tax) from discontinued operations.

EBITDA for the twelve months ended December 31, 2003 includes:

•	$6.4 million loss from the early redemption of $100 million of the company’s 9.5% senior subordinated notes due 2007;
•	$2.2 million loss for costs associated with a denied tower site and license upgrade;
•	$0.2 million loss on disposal of assets; and
•	$0.7 million write-off from the cancellation of a contemplated debt offering.

Excluding these items, Adjusted EBITDA increased 21.2% to $54.4 million for the twelve months ended December 31, 2004 from $44.9 million in the corresponding 2003 period.

Per share numbers are calculated based on 25,371,649 weighted average diluted shares for the twelve months ended December 31, 2004, and 23,488,898 weighted average shares for the comparable 2003 period.

Balance Sheet

As of December 31, 2004, the company had net debt of $267.4 million and was in compliance with all of its covenants under its credit facility and bond indentures. Salem’s bank leverage ratio was 4.5 as of December 31, 2004 versus a compliance covenant of 6.75. Salem’s bond leverage ratio was 5.0 as of December 31, 2004 versus a compliance covenant of 7.0. As of December 31, 2003, Salem’s bank leverage ratio and bond leverage ratio were 6.8 and 6.1, respectively.

Acquisitions

Since September 30, 2004, Salem has announced the following acquisitions:

•	KCRO (660 AM) in Omaha, NE (Omaha-Council Bluffs, NE-IA market) for $3.1 million (now operated by Salem under a local marketing agreement); and
•	WGUL (860 AM), in Dunedin, FL (Tampa-St. Petersburg-Clearwater market) and WLSS (930 AM), in Sarasota, FL (Sarasota-Bradenton market) for $9.5 million.

Additionally, since September 30, 2004, Salem has completed the following acquisitions:

•	WKAT (1360 AM) in Miami, FL (Miami-Ft. Lauderdale-Hollywood market) for $10.0 million;
•	KAST (92.9 FM) in Astoria, OR (Portland market) for $8.0 million;
•	KIIS (850 AM) in Thousand Oaks, CA for $0.8 million;
•	KGBI (100.7 FM) in Omaha, NE (Omaha-Council Bluffs, NE-IA market) for $10.0 million ($8.0 million cash and $2.0 million promotional consideration); and
•	Christianity.com, an online provider of compelling Christian content and a wide range of ministry resources, for approximately $3.4 million.

Station Exchanges

Since September 30, 2004, Salem has begun to operate, under local marketing agreements, the following stations that Salem has agreed to acquire via an exchange with Univision Communications:

Stations to be Acquired via Exchange

•	WIND (560 AM) in Chicago, IL (Chicago market);
•	KKHT (100.7 FM) in Winnie, TX (Houston-Galveston market);
•	KOSL (94.3 FM) in Jackson, CA (Sacramento market); and
•	KHCK (1480 AM) in Dallas, TX (Dallas-Ft. Worth market).

Since September 30, 2004, Univision Communications has begun to operate, under local marketing agreements, the following stations that Salem has agreed to divest via an exchange with Univision Communications:

Stations to be Divested via Exchange

•	WZFS (106.7 FM) in Des Plaines, IL (Chicago market); and
•	KSFB (100.7 FM) in San Rafael, CA (San Francisco market).

Since September 30, 2004, Salem completed a station exchange with Cox Radio through which Salem acquired KGMZ (107.9 FM) in Honolulu, HI (Honolulu market) and divested Honolulu, HI stations KHNR (650 AM) and KJPN (940 AM).

First Quarter 2005 Outlook

For the first quarter of 2005, Salem is projecting net broadcasting revenue between $46.7 million and $47.2 million. Net income for the first quarter of 2005 is projected to be between $0.06 and $0.08 per diluted share. Salem is projecting SOI between $16.0 million and $16.5 million for the first quarter of 2005.

First quarter 2005 outlook reflects the following:

•

Start up costs associated with recently acquired stations in the Atlanta, Chicago, Cleveland, Dallas, Detroit, Honolulu, Houston, Sacramento, Miami, and Omaha markets as well as the launch of Bill Bennett’s “Morning in America™”

•	Costs associated with the introduction of News Talk programming on our stations in Baltimore, Dallas, Philadelphia, San Antonio and San Francisco;
•

The exchange of WZFS (106.7 FM) in Des Plaines, IL (Chicago market) and KSFB (100.7 FM) in San Rafael, CA (San Francisco) to Univision Communications for WIND (560 AM) in Chicago, IL, KOBT (100.7 FM) in Winnie, TX (Houston-Galveston market); KOSL (94.3 FM) in Jackson, CA (Sacramento market), and KHCK (1480 AM) in Dallas, TX (Dallas-Ft. Worth market);

•	Continued growth from Salem’s underdeveloped radio stations, particularly our News Talk radio stations and our Contemporary Christian Music stations;
•	Additional audit fees associated with the implementation of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002;
•	First quarter 2005 net broadcasting revenue growth and same station net broadcasting revenue growth in the high single digits; and
•

First quarter 2005 overall SOI growth in the low to mid single digits, due to the impact of start-up costs associated with recently acquired stations, and same station SOI growth in the low double digits.

Full Year 2005 Outlook

Additionally, for 2005 as a whole, the company expects corporate expenses of approximately $18.5 million. This includes costs associated with the implementation of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 of approximately $0.5 million. Salem also expects acquisition related / income producing capital expenditures of approximately $7.5 million and maintenance capital expenditures of approximately $5.5 million. Acquisition related / income producing capital expenditures include expenses for the upgrades of our radio station signals at WYLL (1160 AM) in Chicago, IL (Chicago market) and WFSH (104.7 FM) in Athens, GA (Atlanta market) as well as studio construction costs in Honolulu, HI that will allow the company to eliminate office rent expense in that market.

Sarbanes-Oxley Update

The company is in the process of testing its internal controls over financial reporting, as required by the Sarbanes-Oxley Act of 2002.

Management has not yet completed its evaluation of internal controls. Accordingly, the Company will utilize a 45-day extension granted under the SEC’s November 30, 2004 Exemptive Order for companies with public equity float of less than $700 million as of June 30, 2004 and meeting certain other criteria. By May 2, 2005, the Company will file an amended Form 10-K, which will include management’s assessment of the effectiveness of its internal control over financial reporting as well as our independent auditors opinion on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting.

While completing its evaluation of internal controls, management may identify matters that either individually or in the aggregate could constitute material weaknesses. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Management does not believe that the extended time to complete its evaluation of internal controls will affect the accuracy of its financial statements as of and for the year ended December 31, 2004. Management is not currently aware of any internal control weaknesses that either individually or in the aggregate constitute material weaknesses.

Salem will host a teleconference to discuss its results today at 5:00 PM Eastern Time. To access the teleconference, please dial (973) 582-2734 ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of the company’s website, located at www.salem.cc. If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through March 31, 2005. This replay can be accessed by dialing (973) 341-3080, pass-code 5754218 or heard on the company’s website.

Salem Communications Corporation, headquartered in Camarillo, California, is the leading U.S. radio broadcaster focused on Christian and family themes programming. Upon the close of all announced acquisitions, the company will own 106 radio stations, including 68 stations in 24 of the top 25 markets. In addition to its radio properties, Salem owns Salem Radio Network, which syndicates talk, news and music programming to approximately 1,900 affiliated radio stations; Salem Radio Representatives, a national sales force; Salem Web Network, the leading Internet provider of Christian content and online streaming; and Salem Publishing, a leading publisher of Christian themed magazines. Information about Salem Communications may be accessed online at www.salem.cc.

Media Contact:

Denise Davis

Director of Communications

Salem Communications

(805) 987-0400 ext. 1081

denised@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

SOI, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). SOI is defined as net broadcasting revenues minus broadcasting operating expenses. EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the cost of a denied tower site and license upgrade, the loss on early redemption of long-term debt, gain or loss on disposal of assets and the loss from discontinued operations, net of tax. In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

SOI, EBITDA and Adjusted EBITDA are generally recognized by the radio broadcasting industry as tools in measuring performance and in applying valuation methodologies for companies in the media, entertainment and communication industries. Investors and analysts who report on the industry use these measures to provide comparisons between broadcasting groups. SOI, EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as supplements to and not substitutes for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of SOI, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures employed by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2004	2003	2004

Net broadcasting revenue	$ 45,774	$ 49,331	$ 170,483	$ 187,543
Other media revenue	1,823	2,640	7,865	9,342
Total revenue	47,597	51,971	178,348	196,885
Operating expenses:
Broadcasting operating expenses	28,017	30,506	109,043	115,896
Cost of denied / abandoned tower site and license upgrade	-	746	2,202	746
Other media operating expenses	2,002	2,379	7,942	8,600
Corporate expenses	4,028	4,644	16,091	17,480
Cost of terminated offering	-	-	651	-
Depreciation and amortization	3,112	3,057	12,291	12,433
(Gain) loss on disposal of assets	477	(45)	214	3,266
Total operating expenses	37,636	41,287	148,434	158,421
Operating income	9,961	10,684	29,914	38,464
Other income (expense):
Interest income	17	22	212	171
Interest expense	(5,768)	(4,413)	(23,474)	(19,931)
Loss on early redemption of long-term debt	-	-	(6,440)	(6,588)
Other expense, net	(120)	(117)	(410)	(116)
Income (loss) before income taxes & discontinued operations	4,090	6,176	(198)	12,000
Provision for income taxes	1,977	2,483	479	4,576
Income (loss) before discontinued operations	2,113	3,693	(677)	7,424
Discontinued operations, net of tax	-	-	-	(91)
Net income (loss)	$ 2,113	$ 3,693	$ (677)	$ 7,333

Basic income (loss) per share before discontinued operations	$ 0.09	$ 0.14	$ (0.03)	$ 0.29
Discontinued operations	-	-	-	-
Basic income (loss) per share after discontinued operations	0.09	0.14	(0.03)	0.29

Diluted income (loss) per share before discontinued operations	$ 0.09	$ 0.14	$ (0.03)	$ 0.29
Discontinued operations	-	-	-	-
Diluted income (loss) per share after discontinued operations	0.09	0.14	(0.03)	0.29

Basic weighted average shares outstanding	23,497,495	26,228,163	23,488,898	25,220,678
Diluted weighted average shares outstanding	23,603,556	26,339,542	23,488,898	25,371,649

Other Data:
Station operating income	$ 17,757	$ 18,825	$ 61,440	$ 71,647
Station operating margin	38.8%	38.2%	36.0%	38.2%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2003	2004

Assets
Cash	$ 5,620	$ 10,994
Accounts receivable, net	31,509	29,535
Deferred income taxes	4,754	4,683
Other current assets	4,901	3,712
Property, plant and equipment, net	97,393	102,987
Intangible assets, net	397,131	420,466
Bond issue costs	5,631	3,342
Bank loan fees	3,988	3,710
Fair value of interest rate swap	6,045	4,142
Other assets	3,039	2,213
Total assets	$ 560,011	$ 585,784

Liabilities and Stockholders’ Equity
Current liabilities	$ 18,955	$ 20,045
Long-term debt and capital lease obligations	330,046	277,292
Fair value in excess of book value of debt hedged with interest rate swap	6,045	3,732
Deferred income taxes	28,999	32,715
Other liabilities	4,144	4,363
Stockholders’ equity	171,822	247,637
Total liabilities and stockholders’ equity	$ 560,011	$ 585,784

Salem Communications Corporation
Supplemental Information

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2004	2003	2004

Capital expenditures	(in thousands)
Acquisition related / income producing	$ 1,410	$ 2,329	$ 5,367	$ 11,426
Maintenance	1,140	1,921	3,611	6,443

Total capital expenditures	$ 2,550	$ 4,250	$ 8,978	$ 17,869

Tax information
Cash tax expense	$ 262	$ 80	$ 725	$ 300
Deferred tax expense (benefit)	1,715	2,403	(246)	4,276

Provision for income taxes	$ 1,977	$ 2,483	$ 479	$ 4,576

Tax benefit of non-book amortization	$ 2,855	$ 2,390	$ 11,175	$ 11,199

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$39,661	$43,318	$161,799	$177,667
Net broadcasting revenue - acquisitions / dispositions / format changes	6,113	6,013	8,684	9,876

Total net broadcasting revenue	$45,774	$49,331	$ 170,483	$ 187,543

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$24,091	$25,409	$ 103,566	$ 106,735
Broadcasting operating expenses - acquisitions / dispositions / format changes	3,926	5,097	5,477	9,161

Total broadcasting operating expenses	$28,017	$30,506	$ 109,043	$ 115,896

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$15,570	$17,909	$ 58,233	$ 70,932
Station operating income - acquisitions / dispositions / format changes	2,187	916	3,207	715

Total station operating income	$17,757	$18,825	$ 61,440	$ 71,647

Reconciliation of Station Operating Income to Operating Income
Station operating income	$17,757	$18,825	$ 61,440	$ 71,647
Plus:
Other media revenue	1,823	2,640	7,865	9,342
Less:
Cost of denied / abandoned tower site and license upgrade	-	(746)	(2,202)	(746)
Other media operating expenses	(2,002)	(2,379)	(7,942)	(8,600)
Corporate expenses	(4,028)	(4,644)	(16,091)	(17,480)
Cost of terminated offering	-	-	(651)	-
Depreciation and amortization	(3,112)	(3,057)	(12,291)	(12,433)
Gain (loss) on disposal of assets	(477)	45	(214)	(3,266)

Operating income	$ 9,961	$10,684	$ 29,914	$ 38,464

Reconciliation of Adjusted EBITDA to EBITDA to Net Income (Loss)
Adjusted EBITDA	$13,430	$14,325	$ 44,862	$ 54,793
Less:
Cost of denied / abandoned tower site and license upgrade	-	(746)	(2,202)	(746)
Loss on early redemption of long-term debt	-	-	(6,440)	(6,588)
Cost of terminated offering	-	-	(651)	-
Gain (loss) on disposal of assets	(477)	45	(214)	(3,266)
Discontinued operations, net of tax	-	-	-	(91)

EBITDA	12,953	13,624	35,355	44,102
Plus:
Interest income	17	22	212	171
Less:
Depreciation and amortization	(3,112)	(3,057)	(12,291)	(12,433)
Interest expense	(5,768)	(4,413)	(23,474)	(19,931)
Provision for income taxes	(1,977)	(2,483)	(479)	(4,576)

Net income (loss)	$ 2,113	$ 3,693	$ (677)	$ 7,333

Salem Communications Corporation
Supplemental Information

	Projected
	Three Months Ending
	March 31, 2005
	Low	High

Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 16.0	$ 16.5
Plus:
Other media revenue	2.4	2.4
Less:
Other media operating expenses	(2.4)	(2.4)
Corporate expenses	(4.6)	(4.6)
Depreciation and amortization	(3.3)	(3.3)

Operating income	$ 8.1	$ 8.6